Registration No. 333-____________________
As filed with the Securities and Exchange Commission on February 24, 2000.
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PHARMAKINETICS LABORATORIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

         MARYLAND                                          52-1067519
  (State of Incorporation)                     (IRS Employer Identification No.)

                             302 WEST FAYETTE STREET
                            BALTIMORE, MARYLAND 21201
                    (Address of Principal Executive Offices)

                        PHARMAKINETICS LABORATORIES, INC.
                        1996 INCENTIVE STOCK OPTION PLAN
                            (Full Title of the Plan)

                                                                     Copies to:
James M. Wilkinson, II, Ph.D.                                        Melissa Allison Warren, Esquire
President and Chief Executive Officer                                Ober, Kaler, Grimes & Shriver
302 West Fayette Street                                              120 East Baltimore Street
Baltimore, Maryland  21201                                           Baltimore, Maryland 21202
(410) 385-4500                                                       (410) 347-7684
(Name, Address and Telephone Number of Agent for Service)
--------------------------------------------------------------------------------------------------------------------
                                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
                                                     Proposed              Proposed
  Title of                                           Maximum               Maximum
 Securities               Amount                     Offering              Aggregate                Amount of
   to be                  to be                       Price                Offering               Registration
 Registered            Registered(1)                Per Share(2)             Price                     Fee
--------------------------------------------------------------------------------------------------------------------
Common Stock           150,000 shares                 $1.03125            $154,687.50                $264.00

(1) Together with such indeterminate number of additional shares as may be issuable to avoid dilution as the result of a stock split, stock dividend or similar adjustment of the Common Stock pursuant to 17 C.F.R. Section 230.416(a).
(2) Estimated pursuant to Rule 457(h)(l) solely for the basis of calculating the registration fee, based on the average of the high and low price as reported by the OTC Bulletin Board on February 18, 2000.

             This Registration Statement shall become effective upon
                  filing in accordance with Section 8(a) of the
                       Securities Act of 1933, as amended.

This registration statement is filed for the purpose of registering 150,000 additional shares of the common stock of PharmaKinetics Laboratories, Inc. for issuance under the PharmaKinetics Laboratories, Inc. 1996 Incentive Stock Option Plan. The registrant filed a registration statement on Form S-8 relating to that stock option plan on January 15, 1997, registration no. 333-19865. The contents of such earlier registration statement are incorporated herein by reference pursuant to General Instruction E of Form S-8.

The opinion and consent of Ober, Kaler, Grimes & Shriver and the consent of PricewaterhouseCoopers LLP are filed herewith as exhibits:

Exhibit 5 Opinion of Ober, Kaler, Grimes & Shriver as to the legality of the Common Stock registered hereunder

Exhibit 23.1 Consent of Ober, Kaler, Grimes & Shriver (contained in the opinion included as Exhibit 5).

Exhibit 23.2      Consent of PricewaterhouseCoopers LLP, Independent Accountants

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

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Baltimore and the State of Maryland, this 23rd day of February, 2000.


                                    PHARMAKINETICS LABORATORIES, INC.


                                       By: /s/ James M. Wilkinson, II
                                          ------------------------------
                                          James M. Wilkinson, II, Ph.D.
                                          President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

        Name                                                  Title                               Date
        ----                                                  -----                               ----
/s/ James M. Wilkinson, II                 President and Chief Executive Officer               February 23, 2000
--------------------------                      (Principal Executive Officer)
James M. Wilkinson, II, Ph.D.                          and Director



/s/ Leslie B. Daniels                                       Director                           February  23, 2000
----------------------------------
Leslie B. Daniels


/s/ Thomas F. Kearns, Jr.                                   Director                           February 23, 2000
----------------------------------
Thomas F. Kearns. Jr.


/s/ Kamal Midha, Ph.D.                                      Director                           February 23, 2000
----------------------------------
Kamal Midha, Ph.D.


/s/ Roger C. Thies                                          Director                           February 23, 2000
----------------------------------
Roger C. Thies


/s/ Taryn L. Kunkel                                     Vice President                         February 23, 2000
---------------------------------                 (Principal Financial and
Taryn L. Kunkel                                       Accounting Officer)


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

                                  EXHIBIT INDEX
                                  -------------



Exhibit
No.             Description
---             -----------
5               Opinion of Ober, Kaler, Grimes & Shriver
23.1            Consent of Ober, Kaler, Grimes & Shriver (contained
                within Exhibit 5 filed herewith)
23.2            Consent of PricewaterhouseCoopers  LLP,
                Independent Accountants


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